EXHIBIT 10.1

AMENDMENT NO. 4

TO THE

BOSTON PROPERTIES, INC.

1997 STOCK OPTION AND INCENTIVE PLAN,

AS AMENDED AND RESTATED ON JANUARY 24, 2000

The Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “Plan”), as amended and restated on January 24, 2000, as subsequently amended, is hereby further amended, by action of the Compensation Committee (the “Committee”) of the Board of Directors of Boston Properties, Inc. at a meeting of the Committee duly called and held on March 30, 2005, as follows:

Section 3(b) of the Plan is hereby amended by adding the following paragraph at the end thereof:

“The Administrator may also adjust the number of Shares subject to the Stock Options and the exercise prices thereof to take into consideration payment of an extraordinary cash dividend by the Company to its stockholders if it is determined by the Administrator that such adjustment is appropriate to avoid adverse impact to the optionees.”

IN WITNESS WHEREOF, the undersigned certifies that the Amendment set forth above was adopted by the Committee on March 30, 2005.

/s/ FRANK D. BURT
Frank D. Burt, Secretary